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                               CONSENT OF COUNSEL



                   Warburg, Pincus Growth & Income Fund, Inc.


         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 3 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-00527, Investment Company Act File No. 811-07515) of Warburg, Pincus Growth & Income Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.






                                         WILLKIE FARR & GALLAGHER
                                       ---------------------------------
                                          Willkie Farr & Gallagher




August 25, 1997
New York, New York


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